UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 5, 2008
SHORETEL, INC.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

001-33506	77-0443568

(Commission File Number)	(IRS Employer Identification No.)

960 Stewart Drive, Sunnyvale, California (Address of principal executive offices)	94085 (Zip Code)
(408) 331-3300

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rulee-4(c) under the Exchange Act (17

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Executive Bonus Plan for Fiscal Year 2009.
     On August 5, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of ShoreTel, Inc. (the “Company”) approved the Executive Bonus Plan for fiscal year 2009 (the “Plan”). Individuals who are deemed to be “officers” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (“Executive Officers”), including each of the Company’s named executive officers, are eligible to receive cash awards following December 31, 2008 and June 30, 2009, based upon the attainment of performance objectives established by the Committee for each six-month period during the fiscal year, the size of the bonus pool and each participant’s performance rating. The performance objectives under the Plan will consist of pre-defined ranges of: (i) revenue; (ii) non-GAAP operating income levels; and (iii) customer satisfaction, based on scores from the Company’s satisfaction surveys. The bonus pool is equal to the product of (a) a percentage determined under the Plan, based on the extent to which all three performance objectives are achieved within the pre-defined ranges established by the Committee, multiplied by (b) a dollar amount equal to 45%, or 85% in the case of the CEO, times of each participant’s base salary six-month period Each participant’s performance rating depends on the participant’s achievement of pre-defined individual performance goals and objectives established for the participant by the Committee, and may be adjusted by the Committee to reflect his or her achievement relative to the achievement of other participants.
     Under the Plan, the bonus target for the Company’s Chief Executive Officer is 85% of his base salary, and the target bonus is 45% of base salary for other Executive Officers. The maximum cash award any participant may receive under the Plan is 150% of that participant’s target bonus, although total payments under the Plan cannot exceed the bonus pool.
     The target bonus for the Senior Vice President Worldwide Sales is $250,000 per year and that of the Vice President of Sales is $150,000 per year, with performance targets based on revenues, expenses, customer satisfaction and individual goals and objective. Bonuses to these individuals are payable quarterly.
     A copy of the Plan will be filed as an exhibit to the Company’s Form 10-K for the year ended June 30, 2008. The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.
Dated: August 11, 2008	By:	/s/ Michael E. Healy
		Name:	Michael E. Healy
		Title:	Chief Financial Officer